SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

CAPE COASTAL TRADING CORPORATION

(name of registrant as specified in the charter)

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No fee required

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)

Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

(4)

Proposed maximum aggregate value of transaction:  $____________

(5)

Total fee paid:  $____________

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: _______________________________________________________

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Date Filed: ___________________________________________________________________

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT
OF THE MAJORITY STOCKHOLDERS OF

CAPE COASTAL TRADING CORPORATION

8550 West Bryn Mawr, Suite 200
Chicago, Illinois  60631

TO BE EFFECTIVE FEBRUARY __, 2006

__________________________

We are not asking you for a Proxy and you are requested not to send us a Proxy

Dear Stockholder:

We are writing to give you notice of, and the attached Information Statement is being distributed in connection with, an action by written consent of the majority stockholders of Cape Coastal Trading Corporation, a Delaware corporation (the “Company,” “we” or “us”), taken on January __, 2006 which will be effective on or about February __, 2006.

The purpose of this Information Statement is to inform the holders of record of shares of Common Stock as of the close of business on the record date, January __, 2006, that our board of directors has recommended and that a majority of our stockholders intend to vote in favor of, resolutions to amend our Certificate of Incorporation to change the name of the corporation to “uBid.com Holdings, Inc.”

The details of the amendment to the Certificate of Incorporation and other important information are set forth in the accompanying Information Statement. The board of directors has unanimously approved the amendment, which is expected to become effective on or about February __, 2006.

Under Section 228 of the Delaware General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, the stockholders holding a majority of the outstanding shares of common stock entitled to vote approved the foregoing amendment to the Certificate of Incorporation. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing amendment to the Certificate of Incorporation by less than unanimous written consent of the stockholders of the Company.

No action is required by you. The accompanying Information Statement is furnished only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being mailed to you on or about January __, 2006.

By order of the Board of Directors,

/s/ Robert H. Tomlinson, Jr.
Robert H. Tomlinson, Jr.
President, Chief Executive Officer and Director

Chicago, Illinois
January __, 2006

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
MAJORITY OF STOCKHOLDERS OF

CAPE COASTAL TRADING CORPORATION

8550 West Bryn Mawr, Suite 200
Chicago, Illinois  60631

__________________________

We are not asking you for a Proxy and you are requested not to send us a Proxy

This Information Statement is being furnished to the stockholders of Cape Coastal Trading Corporation, a Delaware corporation (the “Company,” “we” or “us”), to advise you of the amendment to the Certificate of Incorporation described herein, which has been authorized by the written consent of stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the Delaware General Corporation Law (“DGCL”).

The Company’s board of directors has determined that the close of business on January __, 2006 is the record date for the stockholders entitled to notice about the actions authorizing an amendment to the Certificate of Incorporation of the Company to change its name from “Cape Coastal Trading Corporation” to “uBid.com Holdings, Inc.”

Under Section 228 of the DGCL and the Company’s Bylaws, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted. On that basis, stockholders holding a majority of the outstanding shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), entitled to vote approved the foregoing amendment to the Certificate of Incorporation. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the foregoing amendment by less than unanimous written consent of the stockholders of the Company. The Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect, in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

On January __, 2006, 11 of our holders of Common Stock, including certain of the directors and executive officers of the Company, who were the owners of record of 11,041,338 shares of Common Stock, representing approximately 56.9% of the outstanding voting securities of the Company, delivered to the Company a written consent authorizing and approving the amendment to the Certificate of Incorporation. As such, no vote or further action of the stockholders of the Company is required to approve such amendment.

You are hereby being provided with notice of the approval of the amendment to the Certificate of Incorporation by less than unanimous written consent of the stockholders of the Company. However, under federal law, the amendment may not become effective until at least twenty (20) days after this Information Statement has first been sent to stockholders.

The executive offices of the Company are located at 8550 W. Bryn Mawr, Chicago, Illinois 60631, and its telephone number is 773-272-5000.

This Information Statement will first be mailed to stockholders on or about January __, 2006, and is being furnished for informational purposes only.

Distribution and Costs

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the outstanding shares of our Common Stock.

We will only deliver one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of such stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and Information Statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and Information Statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Cape Coastal Trading Company
8550 West Bryn Mawr, Suite 200
Chicago, Illinois 60631
Attention: Miguel Martinez, Jr., Vice President, Finance

Dissenters’ Rights of Appraisal

No action will be taken in connection with the amendment to our Certificate of Incorporation by our board of directors or the stockholders consenting to the amendment for which Delaware law or the Company’s Certificate of Incorporation or Bylaws provide any right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
CHANGING OUR NAME

On January 10, 2006, our board of directors approved an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Cape Coastal Capital Corporation to uBid.com Holdings, Inc. On January __, 2006, 11 of our holders of Common Stock, including certain of the directors and executive officers of the Company, who were the owners of record of 11,041,338 shares of the Company’s Common Stock, representing approximately 56.9% of the outstanding voting securities of the Company, delivered to the Company a written consent authorizing and approving the amendment to the Certificate of Incorporation. As such, no vote or further action of the stockholders of the Company is required to approve such amendment.

Our board of directors determined that it was in the best interests of the Company to conduct business as uBid.com Holdings, Inc. following the consummation of the merger among Cape Coastal Trading Corporation, uBid Acquisition Co., Inc. and uBid, Inc. (“uBid”) on December 29, 2005. After that date, the business of the Company is substantially the business that was formerly operated by uBid  prior to the merger, and uBid has become a wholly-owned subsidiary of the Company.

An amendment to the Company’s Certificate of Incorporation, reflecting our change in name from Cape Coastal Trading Corporation to uBid.com Holdings, Inc. will be effected with the Secretary of State of the State of Delaware approximately 20 days after this Information Statement has first been sent to the Company’s stockholders. The certificate of amendment to the Certificate of Incorporation will be substantially in the form attached to this Information Statement as Exhibit A.

Procedure for Approval of the Amendment to our Certificate of Incorporation

We are incorporated in the State of Delaware. Under the Delaware General Corporation Law (“DGCL”), any action that may be taken at a meeting of the stockholders may also be taken without a meeting and without prior notice if the holders of a majority of the outstanding shares entitled to vote sign a written consent that sets forth the action so taken. Prompt notice of the action so taken must be given to those stockholders who have not consented in writing and who had the right to vote on the matter as to which consent had been solicited.

As of January __, 2006, the record date for determination of the stockholders entitled to receive this Information Statement, there were 19,399,333 shares of our Common Stock issued and outstanding and entitled to vote on the amendment to our Certificate of Incorporation, if such action were to be taken at a meeting of our stockholders. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders.

Voting Securities and Principal Holders Thereof

The following table sets forth, as of January , 2006, the number of shares of our Common Stock beneficially owned, and the percent so owned, by (i) each person known to us to be the beneficial owners of more than 5% of the outstanding shares of our Common Stock, (ii) each director of the Company, (iii) our Chief Executive Officer during 2005 and each of the four most highly compensated executive officers other than our Chief Executive Officer who served as executive officers during 2005 (our “Named Executive Officers”) and (iv) all of our directors and Named Executive Officers as a group. The number of shares owned are those beneficially owned, as determined under the rules of the Securities and Exchange Commission (“SEC”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The address of each executive officer and director is c/o uBid, 8550 West Bryn Mawr, Chicago, Illinois 60631.

Name	Number	Percent(1)
Thomas J. Petters(2)(8)	9,827,937	49.18%
Petters Group Worldwide, LLC(3)(8)	7,189,048	36.54%
Paul Tudor Jones, II(4)(9)	2,089,334	10.54%
Tudor Investment Corporation(5)(9)	1,944,125	9.82%
Witches Rock Portfolio Ltd.(6)(9)	1,668,452	8.46%
Smithfield Fiduciary LLC(10)	1,555,557	7.84%
Petters Company, Inc.(7)(8)	1,527,778	7.75%
Robert H. Tomlinson, Jr.	687,998	3.55%
Timothy E. Takesue	687,998	3.55%
Miguel Martinez, Jr.	44,081	0.23%
Anthony Priore	20,881	0.11%
Manoharan Sivashanmugam	11,600	0.06%
Geoffrey Alison	—	*
All directors and executive officers as a group (6 people)	1,452,558	7.49%

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Notes:

(1)

Based on a total of 19,399,333 shares outstanding as of January , 2006. Shares underlying warrants exercisable within 60 days of January , 2006 are considered for the purpose of determining the percent of the class held by the holder of such warrants, but not for the purpose of computing the percentages held by others.

(2)

Includes: 7,189,048 shares beneficially owned by Petters Group Worldwide, LLC, including 277,778 warrants exercisable within 60 days by Petters Group Worldwide, LLC; and 1,527,778 shares beneficially owned by Petters Company, Inc., including 305,556 warrants exercisable within 60 days by Petters Company, Inc. Mr. Petters has sole voting and investment power over all of the shares indicated in the table as being beneficially owned by Mr. Petters, Petters Group Worldwide, LLC and Petters Company, Inc.

(3)

Includes 277,778 warrants exercisable within 60 days.

(4)

Paul Tudor Jones, II is the controlling shareholder of Tudor Investment Corporation and is the indirect controlling equity holder of Tudor Proprietary Trading, L.L.C., and therefore may be deemed the beneficial owner of shares beneficially owned by Tudor Investment Corporation and Tudor Proprietary Trading. Mr. Jones expressly disclaims beneficial ownership of these shares. The shares beneficially owned by Tudor Proprietary Trading include 116,167 shares directly owned and 29,042 shares underlying warrants. The shares beneficially owned by Tudor Investment Corporation are more fully described in Footnote 5, below.

(5)

Tudor Investment Corporation provides investment advisory services to Witches Rock Portfolio Ltd. and The Tudor BVI Global Portfolio Ltd., and may therefore be deemed the beneficial owner of shares beneficially owned by Witches Rock and Tudor BVI Portfolio. Tudor Investment Corporation expressly disclaims beneficial ownership of these shares. The shares beneficially owned by Tudor BVI Portfolio include 215,738 shares directly owned and 59,935 shares underlying warrants. The shares beneficially owned by Witches Rock are more fully described in Footnote 6, below.

(6)

Includes 333,690 warrants exercisable within 60 days.

(7)

Includes 305,556 warrants exercisable within 60 days.

(8)

Information regarding the number of shares beneficially owned by Thomas J. Petters, Petters Group Worldwide, LLC and Petters Company, Inc. was provided in a report on Schedule 13D filed with the SEC on January 9, 2006. The address for each of Thomas J. Petters, Petters Group Worldwide, LLC and Petters Company, Inc. is: 4400 Baker Road, Minnetonka, Minnesota  55343.

(9)

Information regarding the number of shares beneficially owned by Paul Tudor Jones, II, Tudor Investment Corporation and Witches Rock Portfolio Ltd. was provided in a report on Schedule 13G filed with the SEC on January 3, 2006 by Paul Tudor Jones, II, The Tudor BVI Global Portfolio, Ltd., Tudor Investment Corporation, Tudor Proprietary Trading, L.L.C and Witches Rock Portfolio Ltd. The business address for Paul Tudor Jones, II, Tudor Investment Corporation and Witches Rock Portfolio Ltd. is: c/o Tudor Investment Corporation, 1275 King Street, Greenwich, Connecticut  06831-2936.

(10)

Includes 444,445 warrants exercisable within 60 days. The shares beneficially owned by Smithfield Fiduciary LLC are beneficially owned by a group of 10 beneficial owners, including: Smithfield Fiduciary LLC, Highbridge International LLC, Highbridge Capital Corporation, Highbridge Capital L.P., Highbridge Master L.P., Highbridge GP, Ltd., Highbridge GP, LLC, Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca. The address for Smithfield Fiduciary LLC, Highbridge International LLC, and Highbridge Capital Corporation is The Cayman Corporate Center, 4th Floor, 27 Hospital Road, George Town, Grand Cayman, Cayman Islands, BWI. The address for Highbridge Capital L.P., Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca is c/o Highbridge Capital Management, LLC, 9 West 57th Street, 27th Floor, New York, New York 10019. The address for Highbridge Master L.P., Highbridge GP, Ltd. and Highbridge GP, LLC is c/o Harmonic Fund Services, Cayman Financial Centre, Tower C, 36 Dr. Roy’s Drive, George Town, Grand Cayman, Cayman Islands, BWI. This information was provided in a report on Schedule 13G filed with the SEC on January 9, 2006.

INTERESTS OF CERTAIN PERSONS IN MATTERS
TO BE ACTED UPON

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the change of name of the Company.

CHANGE IN CONTROL

On December 29, 2005 (the “Closing Date”), the Company, uBid Acquisition Co., Inc. (then a wholly- owned subsidiary of the Company) (“Acquisition Sub”) and uBid entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”). The Merger Agreement was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2006. On the Closing Date, Acquisition Sub merged with and into uBid, with uBid remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). On the Closing Date, the holders of uBid’s issued and outstanding capital stock before the Merger surrendered all of the issued and outstanding capital stock of uBid and received 8,800,000 shares of Common Stock, with up to 2,666,667 shares of such Common Stock subject to redemption. The stockholders of the Company before the Merger retained 599,333 shares of Common Stock.

Also on the Closing Date, the Company, uBid and a group of accredited investors entered into a Securities Purchase Agreement, a form of which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2006. Under the Securities Purchase Agreement, the investors named therein purchased 10,000,000 shares of Common Stock and warrants to acquire 2,500,000 shares of Common Stock. Consideration for the investors’ purchases totaled $45 million, of which $29.5 million were cash proceeds and $15.5 million consisted of cancellation of debt.

As a result of the Merger and the transactions contemplated by the Securities Purchase Agreement, the stockholders of the Company before the Merger now own approximately 3% of the issued and outstanding shares of Common Stock and the uBid stockholders and new investors own approximately 97% of the Company’s issued and outstanding Common Stock. These transactions are discussed in greater detail in the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2006. For additional information regarding our principal stockholders, please see “Voting Securities and Principal Holders Thereof.”

BOARD RECOMMENDATION

Our board of directors recommended to the stockholders executing the written consent of stockholders, that such stockholders approve the amendment to our Certificate of Incorporation to change the Company’s name from Cape Coastal Trading Corporation to uBid.com Holdings, Inc.

By the Order of the Board of Directors

January __, 2006

Exhibit A

Form of
Certificate of Amendment of Certificate of Incorporation

* * * * *

CAPE COASTAL TRADING CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of Cape Coastal Trading Corporation be amended by changing the Article thereof numbered “1.” so that, as amended, said Article shall be and read as follows:

“1. Name. The name of the corporation is uBid.com Holdings, Inc. (the “Corporation”).”

SECOND: That in lieu of a meeting and vote of stockholders, the holders of a majority of the stock of the Corporation have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on February __, 2006.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by _________________, its _________________, this _____________ day of February, 2006.

By_______________________________________

Name:____________________________________

Title:_____________________________________